SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 24, 2005
SOVEREIGN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-16581	23-2453088

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Ident. No.)

1500 Market Street, Philadelphia, Pennsylvania		19102

(Address of principal executive offices)		(Zip Code)
(215) 557-4630
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On October 24, 2005, (a) Sovereign Bancorp, Inc. (“Sovereign”) and Banco Santander Central Hispano, S.A. (“Santander”) entered into an Investment Agreement (the “Investment Agreement”) and (b) Sovereign, Iceland Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of Sovereign, and Independence Community Bank Corp. (“Independence”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).
Summary of the Investment Agreement
          The following description of the Investment Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Investment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
          The Investment Agreement provides that, at the closing, Santander will acquire newly issued and treasury shares directly from Sovereign resulting in Santander holding 19.8% of Sovereign’s common stock for a price of $27 per share (the “Santander Transaction”). Gross proceeds are estimated to be approximately $2.4 billion. The common stock will be sold pursuant to an exemption from registration under the Securities Act of 1933. The closing of the Santander Transaction is subject to normal and customary closing conditions, including regulatory approvals, and termination provisions and otherwise is expected to occur late in the second quarter or early in the third quarter of 2006. At closing, two Santander representatives will join the Sovereign board of directors and the Sovereign Chairman and CEO will join the Santander board of directors. Santander has also agreed to provide nonvoting equity and debt financing in an aggregate amount not to exceed $1.2 billion at prevailing market rates if requested by Sovereign in order to assist Sovereign with the funding of its approximately $3.6 billion ($42 per Independence share) acquisition of Independence.
          During the period, beginning on October 24, 2005 and ending on the Closing, under the Investment Agreement, Santander cannot make a proposal to acquire Sovereign, Sovereign cannot solicit, respond to or accept a third party proposal to acquire Sovereign and Sovereign may not merge with or acquire a material amount of assets from any other person, other than Independence. As described below under “Summary of the Merger Agreement,” during the period beginning on October 24, 2005 and ending on the closing of the Merger Agreement, Sovereign may not hold a meeting of its shareholders to approve the Santander Transaction, may not, in effect, enter into other significant acquisition transactions or terminate the Investment Agreement or waive any material condition thereunder. These restrictive covenants agreed to by Sovereign in favor of Independence were insisted upon by Independence in order to provide Independence with certainty of transaction funding and execution.
          Subject to the satisfaction of certain conditions, Santander may increase its ownership to 24.99% of Sovereign’s common stock either by buying treasury shares directly from Sovereign or purchasing Sovereign common stock in the market. The Investment Agreement also governs the actions each party may take with respect to the other in defined time periods as described below.
          Closing to 24 months after Closing (the First Standstill Period)
          During the period from the closing of the Santander transaction through the second anniversary of such closing, the Agreement provides, among other things, that:
•	Santander may not make any acquisition proposal to Sovereign;

•	Sovereign may solicit Santander to make an acquisition proposal subject to such conditions as Sovereign may impose;

•	Sovereign may not solicit acquisition proposals from any third party;

•	Sovereign can respond to unsolicited proposals from third parties; provided that Santander would then have a right of first negotiation for 30 days and a right to match or beat any third party proposal; and

•	Subject to Santander’s right of first negotiation and Santander’s right to match or beat any third party proposal, if the third party proposal is higher than Santander’s offer, Sovereign may accept the third party proposal; the transaction would be submitted to Sovereign’s shareholders and Santander is obligated to vote its shares for and against the proposal in the same proportion as the remaining shareholders of Sovereign.

          After Month 24 to Month 36 (the Second Standstill Period)
          During the period beginning on the second anniversary of the closing of the Santander Transaction and running to the third anniversary of the closing, the Investment Agreement provides, among other things, that:
•	Santander may make an offer to acquire Sovereign at a floor price of over $40 per share;

•	If Santander makes a conforming offer, Sovereign and Santander are each obligated to enter into exclusive negotiations for a period of 30 days;

•	Either to confirm the fairness of the Santander proposal, or if the parties are unable to agree on the terms of the Santander proposal, Sovereign may either solicit third party offers or engage in an appraisal process intended to determine the full value of Sovereign at the time, as fully described in the Investment Agreement;

•	If the third party offers or the value determined in the appraisal process indicate a price greater than $40 per share and Santander matches or beats such price, Sovereign will enter into an agreement with Santander, Sovereign’s directors will submit the agreement to its shareholders and convene a shareholder meeting to vote on the agreement and, subject to their fiduciary duty, recommend the agreement to its shareholders;

•	Any such agreement must be approved by a majority vote of all shareholders, including Santander, and a majority vote of all non-Santander shareholders voting as a class;

•	If as a result of this process, Santander does not match or beat such price, Sovereign is free to accept the higher third party offer and if it does, Santander is obligated to vote its stock at any shareholder’s meeting held to consider the transaction in the same proportion as Sovereign’s other shareholders who vote on the agreement;

•	If Sovereign receives an unsolicited acquisition proposal from a third party, Santander has a right of first negotiation for 30 days and, if it makes an offer determined to be greater than $40 per share, the third party solicitation or full value processes described above (regarding a Santander initiated proposal) apply;

•	Sovereign can reject any Santander offer which is not more than $40 per share; and

•	Sovereign can accept or reject any third party offer, regardless of price, if Santander declines to make an offer or does not match or offer a higher price than the third party.
          After Month 36 to Month 60 (the Third Standstill Period)
          During the period after the third anniversary of the closing of the Santander Transaction to the fifth anniversary of the closing, the Investment Agreement provides, among other things:
•	Santander can make an offer to acquire Sovereign at any price;

•	Sovereign can defer any negotiations with Santander for a period of up to 270 days;

•	Sovereign can invite Santander to make a proposal and Santander can defer any negotiations for a period of up to 270 days;

•	Sovereign and Santander shall negotiate exclusively (either immediately or after any deferral period) for a period of up to 90 days;

•	Either to confirm the fairness of the Santander proposal, or if the parties are unable to agree on the terms of the Santander proposal, Sovereign may either engage in the third party solicitation or full value appraisal processes referred to above;

•	If the third party offers or the value determined in the appraisal process indicates a price the same or lower than the Santander proposal, Sovereign will enter into an agreement with Santander, and will submit the agreement to its shareholders at a meeting called for such purpose, and, subject to their fiduciary duty, Sovereign’s directors will recommend the agreement to Sovereign’s shareholders;

•	Any such agreement must be approved by a majority vote of all shareholders, including Santander, and a majority vote of all non-Santander shareholders voting separately as a class;

•	If as a result of this process, Santander does not match or beat the higher offer, Sovereign is free to accept the higher third party offer and Santander is obligated to vote its Sovereign stock in the same proportion as all other Sovereign shareholders who vote on the agreement;

•	If Sovereign receives an unsolicited acquisition proposal from a third party, Santander has a right of first negotiation for 30 days and either the third party solicitation or full value processes described above (regarding a Santander or Sovereign initiated proposal) apply;

•	Sovereign can reject any third party offer;

•	Sovereign is obligated to accept a Santander offer only if it represents the best price after completion of either the third party solicitation or full value appraisal process; and

•	Sovereign can accept or reject any third party offer regardless of price if Santander declines to make an offer or does not match or offer a higher price.
          After Month 60
          After the fifth anniversary of closing (and also during the first sixty months if Sovereign rejects a proposal by Santander to acquire Sovereign and enters into an agreement with a third party), the Investment Agreement provides as follows:
•	Santander may sell its stock subject to certain conditions including the following:
•	In connection with sales in the public markets, Santander must sell its stock in a manner intended not to disrupt the market for Sovereign’s common stock;

•	In connection with sales in the public markets, Santander is required to use reasonable efforts to assure that it does not sell to any person who after giving effect to such sale would own 5% or more of Sovereign’s stock;

•	Santander, in a private sale, may not sell its Sovereign stock to a substantial competitor of Sovereign or to any one of up to 5 persons designated as prohibited purchasers by Sovereign;

•	Sovereign would possess a right of first and, under certain circumstances, a right of last look with respect to any private sale of stock by Santander; and

•	Sovereign will take down its tender defense measures to accommodate a private sale by Santander made in accordance with the restrictions set forth above.
•	Santander would not possess any rights of first negotiation or first or last look with respect to Sovereign.

•	Until Santander owns less than 10% of Sovereign common stock, Santander is entitled to one or more Sovereign board seats, cannot commence a tender offer or engage in any proxy contest and must continue to vote with Sovereign’s board for the election of directors.
          Standstill Restrictions Applicable to all Periods
•	Except as otherwise specified in the Investment Agreement, during the period from the date of the Investment Agreement through the fifth anniversary of the closing thereunder, Santander cannot:
•	acquire additional voting securities of Sovereign;

•	make an acquisition proposal to Sovereign;

•	engage in the solicitation of proxies with respect to Sovereign or participate in any group engaging in any such proxy solicitation; or

•	sell any of its Sovereign voting securities.
          Other Provisions of the Investment Agreement
•	During the term of the Investment Agreement, Santander will give Sovereign the first right to purchase any depository institution which has 50% or more of its deposits within a defined area from Maine to North Carolina and certain adjacent states;

•	Sovereign also has a similar right with respect to any asset manager, broker/dealer, insurance agency or consumer finance company if the equity purchase price is less than $300 million;

•	Santander has a veto power over the removal of Sovereign’s CEO;

•	In the event that Sovereign issues any additional voting, convertible or participating preferred securities, Santander has the right to purchase such number of voting, convertible or participating securities as is necessary to maintain its percentage ownership; at prevailing market or offered pricing;

•	If and when Santander acquires 100% of Sovereign:
•	For a period of ten years, Sovereign will be the exclusive vehicle for acquisitions and growth by Santander in the United States;

•	Santander will contribute to Sovereign all existing businesses it may own in the United States or its territories;

•	Santander will maintain the corporate headquarters of Sovereign in its current location or in a mutually agreed location for a period of five years;

•	Sovereign’s board at the time will remain as minority board members for the purpose of enforcing Santander’s commitments to Sovereign by specific performance; and
•	Sovereign’s CEO will sit on the Board of Santander until such times as Santander ceases to own 10% of Sovereign common stock.
Summary of the Merger Agreement
     The following description of the Merger Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
     Subject to the terms and conditions of the Merger Agreement, which has been approved by the Boards of Directors of all parties, Merger Sub will be merged with and into Independence (the “Merger”). Upon effectiveness of the Merger, each outstanding share of common stock of Independence, other than shares owned by Independence, Sovereign or their subsidiaries and other than dissenting shares, if any, will be converted into the right to receive $42 per share in cash.
     The Merger Agreement contains customary representations, warranties and covenants of Sovereign and Independence, including, among others, covenants (a) by Independence to conduct its respective business in the ordinary course during the interim period between the execution of the Merger Agreement and consummation of the Merger and (b) not to engage in certain kinds of transactions during such period. In addition, Independence has agreed, subject to certain exceptions, to cause a stockholder meeting to be held by Independence to consider approval of the Merger and the other transactions contemplated by the Merger Agreement and that the Independence Board of Directors will recommend approval and adoption by its stockholders of the Merger Agreement. Independence also has agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or an agreement concerning or provide confidential information in connection with any proposals for alternative business combination transactions. Sovereign has agreed that it will not (A) enter into any acquisitive agreement for a transaction if it impairs Sovereign’s ability to perform under the Merger Agreement or delay the closing of the Merger, (B) hold a shareholders’ meeting to consider the Merger Agreement or the Investment Agreement or (C) without the consent of Independence, amend or terminate the Investment Agreement, or waive any of its material rights under the Investment Agreement, or consent to the delay of the closing of the Investment Agreement.
     Consummation of the Merger is subject to various customary conditions, including adoption of the Merger Agreement by Independence’s stockholders and the receipt of certain regulatory approvals, including approval of the Merger Agreement by the Office of Thrift Supervision.
     The Merger Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.
Item 3.02 Unregistered Sales of Equity Securities
     The information provided in Item 1.01 under the heading “Summary of the Investment Agreement” is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.
     The following exhibits are filed herewith:
2.1	Agreement and Plan of Merger, dated as of October 24, 2005, among Sovereign Bancorp, Inc., Iceland Acquisition Corp., and Independence Community Bank Corp.

10.1	Investment Agreement, dated as of October 24, 2005, between Sovereign Bancorp, Inc. and Banco Santander Central Hispano, S.A.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.
Dated: October 27, 2005	/s/ Stacey V. Weikel
Stacey V. Weikel
Senior Vice President

Exhibit Index

2.1	Agreement and Plan of Merger, dated as of October 24, 2005, among Sovereign Bancorp, Inc., Iceland Acquisition Corp., and Independence Community Bank Corp.

10.1	Investment Agreement, dated as of October 24, 2005, between Sovereign Bancorp, Inc. and Banco Santander Central Hispano, S.A.